WORLD HEART CORPORATION

                                       and

                            CIBC MELLON TRUST COMPANY

--------------------------------------------------------------------------------

                                WARRANT INDENTURE

                     Providing for the Creation and Issue of
                                    Warrants

--------------------------------------------------------------------------------

                         Dated as of September 22, 2003

                                WARRANT INDENTURE

     THIS INDENTURE dated as of September 22, 2003

B E T W E E N:

          WORLD    HEART    CORPORATION,    a    corporation
          incorporated under the laws of the Province of Ontario ("WorldHeart" or "the Corporation")

                              - and -

          CIBC  MELLON  TRUST   COMPANY,   a  trust  company
          organized  under the laws of Canada (the  "Warrant
          Agent")

     WHEREAS:

A. WorldHeart wishes to raise money for repayment of indebtedness, working capital and general corporate purposes and therefore proposes to create and issue up to an aggregate of 74,700,000 units, each unit consisting of (i) one Common Share and (ii) one Warrant (a "Unit");

B. WorldHeart is duly authorized to create and issue the Warrants as herein provided and complete the transactions contemplated herein;

C. All things necessary have been or will be done and performed to make the Warrant Certificates, when certified by the Warrant Agent and issued and delivered as herein provided, legal, valid and binding on WorldHeart with the benefits of and subject to the terms of this Indenture; and

D. The Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Warrants issued pursuant to this Indenture;

E. The foregoing statements of fact are made by WorldHeart and not the Warrant Agent;

     NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given, the receipt and sufficiency of which are, by each of WorldHeart and the Warrant Agent, hereby acknowledged, WorldHeart hereby appoints the Warrant Agent as trustee for the Warrantholders, to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Warrants issued pursuant to this Indenture, and the parties hereby covenant, agree and declare as follows:

                                   ARTICLE 1

                                 INTERPRETATION

1.1  Definitions

     In this Indenture, unless there is something in the subject matter or context inconsistent therewith:

(1) "affiliate" shall have the meaning ascribed to such term in the Business Corporations Act (Ontario), as amended from time to time, and in the case of CIBC Mellon Trust Company shall be deemed to include Canadian Imperial Bank of Commerce, Mellon Bank N.A. and their affiliates;

(2) "Agents' Warrants" means up to 7,470,000 warrants to be issued to Roth Capital Partners and Research Capital Corporation;

(3) "Applicable Legislation" means such provisions of any statute of Canada, of a province or territory thereof, and of regulations under any such statute relating to corporate laws, securities laws and trust indentures or to the rights, duties and obligations of corporations and of warrant trustees under trust indentures, as are from time to time in force and applicable to this Indenture;

(4) "business day" means any day that is not a Saturday, Sunday or statutory or civic holiday in Ontario or New York;

(5) "Common Shares" means the common shares in the capital of WorldHeart, provided that in the event of any adjustment pursuant to Article 5, "Common Shares" will thereafter mean the shares or other securities or property resulting from such adjustment;

(6) "counsel" means a barrister or solicitor or a firm of barristers and solicitors (who may be counsel for WorldHeart) acceptable to the Warrant Agent, acting reasonably;

(7) "director" means a director of WorldHeart for the time being, and reference to action by the directors means action by the directors of WorldHeart as a board or, to the extent empowered, by a committee of the board, in each case by resolution duly passed;

(8) "Edwards Warrants" means the 7,000,000 warrants to be issued to Edwards Lifesciences (U.S.) Inc.

(9) "Effective Date" means September 22, 2003, the date as of which this Indenture is effective;

(10) "Exercise Date" means, with respect to any Warrant exercised by the holder thereof, the day on which the Warrant is exercised in accordance with the provisions of Section 4.1;

(11) "Exercise Price" means the price per Common Share, being Cdn.$1.15 as at the Effective Date, unless such price shall have been adjusted under
     Article 5 in which case it shall mean the adjusted price in effect at the applicable time;

(12) "Expiry Time" means 5:00 p.m. (Toronto time) on the date that is 60 months from the Effective Date.

(13) "Legend Date" means the date that is four months and one day from the Effective Date;

(14) "Nasdaq" means the The Nasdaq Stock Market, Inc.

(15) "person" means an individual, corporation, limited liability company, partnership, trustee or unincorporated organization, and words importing persons have a similar extended meaning;

(16) "Qualifying Jurisdictions" means Ontario and Quebec and the United States;

(17) "Registration Rights Agreement" means a registration rights agreement dated as of the date hereof between WorldHeart and the purchasers of Units in the United States;

(18) "Regulatory Approval" in respect of any transaction or proposed transaction means all material approvals, rulings, authorizations, permissions, filings, consents, orders and sanctions (including the lapse without objection of a prescribed time under a statute, regulation, by-law, rule, or other legislative or regulatory requirement that states that a transaction may be implemented if a prescribed time lapses following the giving or filing of notice without an objection being made) required to be obtained from or made to any governmental authority having jurisdiction or authority over any of the parties to such transaction to permit the completion of such transaction;

(19) "Series A Shares" means the Series A Convertible Cumulative Redeemable Preferred Shares of the Corporation;

(20) "this Warrant Indenture", "this Indenture", "hereto", "hereunder", "hereof", "herein", "hereby" and similar expressions mean or refer to this Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto, and the expressions "Article", "Section", "Subsection" and "paragraph" followed by a number mean the specified Article, Section, Subsection or paragraph of this Warrant Indenture;

(21) "Trading Day" means a day during which the TSX is open for trading and at least one board lot of the Common Shares has traded on the TSX;

(22) "TSX" means the Toronto Stock Exchange;

(23) "voting shares" of any corporation means shares of one or more classes or series of a class of shares in the capital of such corporation carrying voting rights under all circumstances (and not by reason of the happening of a contingency) sufficient if exercised to elect all of the directors of such corporation, provided that such shares will be deemed not to cease to be voting shares solely by reason of a right to vote for the election of one or more of the directors of such corporation accruing to shares of another class or series of a class of shares of such corporation by reason of the happening of a contingency;

(24) "Warrant Agent" means CIBC Mellon Trust Company and includes any successor or permitted assigns for the time being in the trusts created hereby;

(25) "Warrant Certificate" means a certificate evidencing one or more Warrants, substantially in the form set out in Schedule A;

(26) "Warrants" means the up to 74,700,000 Warrants of WorldHeart created and authorized for issue pursuant to Section 2.1 hereof, each such Warrant entitling the holder thereof to acquire one Common Share, as may be adjusted, at the Exercise Price at any time prior to the Expiry Time;

(27) "Warrantholders" or "holders" means the persons for the time being entered in a register of holders described in Section 3.1 as holders of Warrants;

(28) "Warrantholders' Request" means an instrument, signed in one or more counterparts by Warrantholders who hold in the aggregate not less than 10% of the total number of Warrants outstanding for the time being, requesting the Warrant Agent to take some action or proceeding specified therein;

(29) "WorldHeart" or "Corporation" means World Heart Corporation, and includes any successor corporation to or of such party which shall have complied with the provisions of Section 9.2;

(30) "WorldHeart's auditors" means PricewaterhouseCoopers LLP, the firm of chartered accountants duly appointed as auditors of WorldHeart for the time being or any other firm appointed to replace such firm; and

(31) "written order of WorldHeart", "written request of WorldHeart", "written consent of WorldHeart", "written direction of WorldHeart" and "certificate of WorldHeart" mean, respectively, a written order, request, consent, direction and certificate signed in the name of WorldHeart by any director or officer of WorldHeart or by any other individual to whom such signing authority is delegated by the directors from time to time, and may consist of one or more instruments so executed.

1.2  Meaning of Outstanding

     Each Warrant certified and delivered by the Warrant Agent under this Indenture will be deemed to be outstanding until it is cancelled or delivered to the Warrant Agent for cancellation as the case may be, or until the Warrants have been exercised pursuant to the terms of this Indenture, provided that:

     (a) when a new Warrant Certificate has been issued in substitution for a Warrant Certificate which has been mutilated, lost, stolen or destroyed, only one of such Warrant Certificates will be counted for the purposes of determining the number of Warrants outstanding; and

     (b) for the purposes of any provision of this Indenture entitling holders of outstanding Warrants to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Warrants owned, directly or indirectly, legally or beneficially by WorldHeart or an affiliate of WorldHeart will be disregarded except that:

          (i) for the purposes of determining whether the Warrant Agent will be protected in acting or relying on any such vote, consent, requisition or other instrument or action, only the Warrants which have been certified by WorldHeart in a certificate of
               WorldHeart to the Warrant Agent as so owned will be so disregarded; and

          (ii) Warrants so owned which have been pledged in good faith, other than to WorldHeart or an affiliate thereof, will not be so disregarded if the pledgee establishes to the satisfaction of the Warrant Agent the pledgee's right to vote such Warrants in its discretion free from the control of WorldHeart or an affiliate thereof.

1.3  Words Importing the Singular and Gender

     Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

1.4  Interpretation Not Affected by Headings, Etc.

     The division of this Indenture into Articles, Sections, Subsections, paragraphs, subparagraphs, clauses and subclauses and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture.

1.5  Day Not a Business Day

     If the day on or before which any action that would otherwise be required to be taken hereunder is not a business day in the place where the action is required to be taken, that action will be required to be taken on or before the requisite time on the next succeeding day that is a business day with the same force and effect as if taken within the period for the taking of such action.

1.6  Time of the Essence

     Time will be of the essence in all respects in this Indenture and the Warrant Certificates.

1.7  Currency

     Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.8  Governing Law

     This Indenture and the Warrant Certificates issued pursuant hereto will be construed and enforced in accordance with the laws in the Province of Ontario and with the federal laws of Canada applicable therein and will be treated in all respects as Ontario contracts. The parties irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising under or related to this Indenture.

1.9  Beneficiaries

     This Indenture is entered into by the Warrant Agent for the benefit of all such persons who are issued Warrants in accordance with the terms of this Indenture and each of them shall, upon such issuance, be entered in the register as Warrantholders. The Warrant Agent hereby declares that it holds all rights, interest and benefits to be derived therefrom for and on behalf of all such persons in accordance with the terms and restrictions contained herein.

                                   ARTICLE 2

                                  THE WARRANTS

2.1  Creation and Authorization of Warrants

(1) Up to 74,700,000 Warrants, each whole Warrant entitling the holder thereof to be issued one Common Share (subject to adjustment as provided herein) on the terms and subject to the conditions herein provided, are hereby created and authorized for issuance by the Warrant Agent on behalf of WorldHeart on the Effective Date and thereafter.

(2) Warrant Certificates shall be executed by WorldHeart and delivered to the Warrant Agent, certified by or on behalf of the Warrant Agent upon the written order of WorldHeart and delivered by the Warrant Agent to WorldHeart or to the order of WorldHeart pursuant to a written direction of WorldHeart, without any further act of or formality on the part of WorldHeart and without the Warrant Agent receiving any consideration therefor.

2.2  Terms of Warrants

(1) Subject to Subsection 2.2(2) hereof, each Warrant issued hereunder will entitle the holder thereof, upon the exercise thereof and payment of the Exercise Price in accordance with the provisions of Article 4 hereof, to be issued one Common Share.

(2) The Exercise Price and the number of Common Shares issuable on exercise of a Warrant pursuant to Subsection 2.2(1) hereof, will be adjusted upon the occurrence of the events and in the manner specified in Article 5.

2.3  Form of Warrant Certificates

(1) The Warrant Certificates (including the signature of the Warrant Agent endorsed thereon) will be substantially in the form set out in Schedule A hereto, will be dated as of the date hereof (regardless of the actual dates of their issue), will bear such legends (including the legends described in Sections 2.7 or 2.8 below, as applicable) and distinguishing letters and numbers as WorldHeart, with the approval of the Warrant Agent, may prescribe and will be issuable in any whole number denomination. No fractional Warrants will be issued or otherwise provided for hereunder.

Regardless of any adjustments pursuant to Article 5 of this Indenture, Warrant Certificates representing Warrants shall continue to be in the form set forth in Schedule A to this Indenture and shall continue to express the number of Common Shares which may be acquired upon the exercise of the Warrants evidenced thereby prior to any such adjustments.

(2) The Warrant Certificates may be engraved, lithographed or printed (the expression "printed" including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as WorldHeart may with the approval of the Warrant Agent determine.

2.4  Signing of Warrant Certificates

(1) The Warrant Certificates will be signed by any director or officer of WorldHeart or by any other individual to whom such signing authority is delegated by the directors from time to time.

(2) The signatures of any of the officers or individuals referred to in Subsection 2.4(1) may be manual signatures, engraved, lithographed or printed in facsimile and Warrant Certificates bearing such facsimile signatures will be binding on WorldHeart as if they had been manually signed by such officers or individuals.

(3) Notwithstanding that any person whose manual or facsimile signature appears on a Warrant Certificate as one of the officers or individuals referred to in Subsection 2.4(1) no longer holds the same or any other office with WorldHeart at the date of issuance of any Warrant Certificate or at the date of certification or delivery thereof, such Warrant Certificate will, subject to
Section 2.5, be valid and binding on WorldHeart and such fact shall not affect in any way the entitlement of the holder thereof to the benefits of this Indenture or the Warrant Certificate(s) in question.

2.5  Certification by Warrant Agent

(1) No Warrant Certificate signed in accordance with Section 2.4 will be issued or, if issued, will be valid or entitle the holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Warrant Agent substantially in the form of the certificate set out in Schedule A or in such other form approved by the Warrant Agent. The certification by the Warrant Agent on a Warrant Certificate will be conclusive evidence as against WorldHeart that such Warrant Certificate has been duly issued hereunder and that the holder thereof is entitled to the benefits hereof.

(2) The certification by the Warrant Agent on any Warrant Certificate issued hereunder will not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture (except in respect of its due authorization, execution and delivery by, and enforceability against, the Warrant Agent) or such Warrant Certificate (except the due certification thereof) or as to performance by WorldHeart of its obligations hereunder, and the Warrant Agent will in no respect be liable or answerable for the use made of any Warrant Certificate or of the consideration therefor, except as otherwise specified herein.

2.6  Warrants to Rank Pari Passu

     All Warrants will rank pari passu, whatever may be the actual dates of issue of the Warrant Certificates by which they are evidenced.

2.7  Canadian Transfer Restrictions

(1) In order to ensure compliance with Applicable Legislation, no direct or indirect sale or transfer of Warrants or the underlying Common Shares shall be permitted from or by a registered holder whose address is in Canada to a purchaser or transferee whose address is in Canada (or who is a resident of Canada) or to a purchaser or transferee whose address is in the United States (or who is a resident of the United States) unless it is made in compliance with Applicable Legislation. Each Warrantholder in Canada, by its acceptance of the Warrants, shall be deemed to have acknowledged and agreed that if the Warrantholder is a resident of Canada it shall not transfer Warrants or underlying Common Shares except as provided in the immediately preceding sentence. Each Warrant Certificate originally issued to a person within Canada and all Warrant Certificates issued in exchange therefor or in substitution thereof or upon transfer thereof, as well as certificates representing the Common Shares issuable upon the exercise of any Warrants evidenced by any such Warrant Certificate shall bear the legends set forth below (the "Canadian Legend"):

"UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 23, 2004.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT

REASONABLY SATISFACTORY TO THE COMPANY OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT."

(2) In the event that the Common Shares issuable upon the exercise of any Warrants evidenced by any such Warrant Certificate are issued after the date which is four months and one day after the date of issue, the Common Shares shall bear the legends set forth below (the "Modified Canadian Legend"):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT."

(3) With respect to the Canadian Legend and the Modified Canadian Legend, provided, the Common Shares, Warrants and Common Shares issuable upon the exercise of the Warrants are being sold outside the United States in accordance with Rule 904 of Regulation S, the legend in paragraph (2) above may be removed by providing a declaration to WorldHeart's registrar and transfer agent in such form as WorldHeart may prescribe.

2.8  United States Transfer Restrictions

(1) In order to ensure compliance with Applicable Legislation and applicable United States securities laws, no direct or indirect sale, transfer or repurchase of Warrants or the underlying Common Shares shall be permitted from or by a registered holder whose address is in the United States to a purchaser or transferee whose address is in the United States (or who is a resident of the United States) or to a purchaser or transferee whose address is in Canada (or who is a resident of Canada) unless it is made in compliance with Applicable Legislation and applicable United States securities laws. Each Warrantholder in the United States, by its acceptance of the Warrants, shall be deemed to have acknowledged and agreed that if the Warrantholder is a resident of United States it shall not transfer Warrants or underlying Common Shares except as provided in the immediately preceding sentence. Each Warrant Certificate originally issued to a person within the United States and all Warrant Certificates issued in exchange therefor or in
substitution   thereof  or  upon  transfer  thereof,  as  well  as  certificates representing the Common Shares issuable upon the exercise of any Warrants evidenced by any such Warrant Certificate shall bear the legends set forth below (the "U.S. Legend"):

"THE HOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, REPRESENTS, ACKNOWLEDGES, AND AGREES THAT IT WILL NOT AND WILL NOT BE ENTITLED TO, DIRECTLY OR INDIRECTLY, SELL OR TRANSFER THE SECURITIES INTO CANADA OR TO RESIDENTS OF CANADA, EXPECT IN COMPLIANCE WITH APPLICABLE CANADIAN SECURITIES LAWS. NO SALE OR TRANSFER INTO CANADA OR TO A CANADIAN RESIDENT WILL BE REGISTERED BY WORLD HEART CORPORATION'S TRANSFER AGENT AND ANY ATTEMPT TO EFFECT SUCH A TRANSFER IS INVALID UNLESS MADE IN COMPLIANCE WITH THE ABOVE-NOTED RESTRICTIONS.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 23, 2004.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT."

(2) In the event that the Common Shares issuable upon the exercise of any Warrants evidenced by any such Warrant Certificate are issued after the date which is four months and one day after the date of issue the Common Shares shall bear the legends set forth below (the "Modified U.S. Legend"):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND

IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT."

(3) With respect to the U.S. Legend and the Modified U.S. Legend, provided, the Common Shares, Warrants and Common Shares issuable upon the exercise of the Warrants are being sold outside the United States in accordance with Rule 904 of Regulation S, the legend in paragraph (2) above may be removed by providing a declaration to registrar and transfer agent for the Common Shares of WorldHeart in such form as WorldHeart may prescribe.

(4) With respect to the U.S. Legend and the Modified U.S. Legend, provided a Registration Statement, as defined in the Registration Rights Agreement, is declared effective by the United States Securities and Exchange Commission with respect to the Common Shares and the Common Shares issuable upon the exercise of the Warrants, the legend in paragraph (2) above may be removed.

2.9  Registration Rights

The initial holder of a Warrant purchased by a purchaser of Units in the United States is entitled to the benefit of certain registration rights with respect to the Common Shares issuable upon the exercise of the Warrant as provided in the Registration Rights Agreement, and any subsequent holder of the Warrant may be entitled to such rights.

2.10 Reliance by Warrant Agent

     The Warrant Agent shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue, exercise or transfer of any Warrants or any Common Shares. The Warrant Agent shall be entitled to process all proffered transfers and exercises of Warrants upon the presumption that such transfers or exercises are permissible pursuant to all applicable laws and regulatory requirements and the terms of this Indenture and the related Warrant Certificates, provided that such transfers and exercises of Warrants may only be processed by the Warrant Agent upon written instruction of WorldHeart to the Warrant Agent, which instruction may be based, in WorldHeart's reasonable discretion, upon certificates, opinions and other documentation of the holders of such Warrants that such transfer or exercise is in accordance with Applicable Legislation. The Warrant Agent may assume for the purposes of this Indenture that the address on the register of Warrantholders of any Warrantholder is the Warrantholder's actual address and is also determinative of the Warrantholder's residency and that the address of any transferee to whom any Warrants or Common Shares are to be registered, as shown on the transfer document, is the transferee's actual address and is also determinative of the transferee's residency.

2.11 Issue in Substitution for Lost Certificates, Etc.

(1) If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, WorldHeart, subject to applicable law and to Subsection 2.11(2), shall issue, and thereupon the Warrant Agent will certify and deliver, a new Warrant Certificate of like tenor and for the purchase of a like number of Common Shares as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and the Warrant evidenced thereby shall entitle the holder to the benefits hereof and rank pari passu in accordance with its terms and with all other Warrants issued hereunder.

(2) The  applicant for the issue of a new Warrant  Certificate  pursuant to this
Section 2.11 will bear the reasonable cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof:

     (a) furnish to WorldHeart and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate to be replaced as is satisfactory to WorldHeart and to the Warrant Agent each in their discretion, acting reasonably;

     (b) if so required by WorldHeart or the Warrant Agent, furnish an indemnity or bond in amount and form satisfactory to WorldHeart and to the Warrant Agent each in their discretion, acting reasonably; and

     (c) pay the reasonable charges of the Warrant Agent in connection therewith.

2.12 Cancellation of Surrendered Warrants

     All Warrant Certificates surrendered to the Warrant Agent pursuant to Sections 2.11, 3.1, 3.2 or 4.1 will be cancelled by the Warrant Agent and, if requested by WorldHeart in writing, the Warrant Agent will furnish to WorldHeart a cancellation certificate identifying each Warrant Certificate so cancelled and the number of Warrants evidenced thereby.

2.13 Warrantholder not a Shareholder

     Nothing in this Indenture or in the holding of a Warrant evidenced by a Warrant Certificate, or otherwise, is intended or will confer or be construed as conferring on any Warrantholder any right or interest whatsoever as a shareholder of WorldHeart, including but not limited to any right to vote at, to receive notice of, or to attend any meeting of shareholders or any other proceeding of WorldHeart or any right to receive any dividend or other distribution to which the shareholders of WorldHeart may be entitled.

                                   ARTICLE 3

                      REGISTRATION, TRANSFER, EXCHANGE AND
                              OWNERSHIP OF WARRANTS

3.1  Registration and Transfer of Warrants

(1) WorldHeart hereby appoints the Warrant Agent as registrar and transfer agent of the Warrants.

(2) The Warrant Agent will cause to be kept, by and at the principal offices in Toronto, Ontario:

     (a) a register (or registers) of holders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them; and

     (b) a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

(3) No transfer of any Warrant will be valid unless duly entered on the appropriate register of transfers referred to in Subsection 3.1(2), or on any branch registers maintained pursuant to Subsection 3.1(8), upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a written instrument of transfer substantially in the form of Appendix 2 to the Warrant Certificate or otherwise in form satisfactory to the Warrant Agent executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and, subject to compliance with Sections 2.7, 2.8 and 4.6(a)(vii), and such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly noted on one of such registers of transfers by the Warrant Agent within two business days of the satisfaction of all such requirements.

(4) The transferee of any Warrant will, after surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant as required by Subsection 3.1(3) and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the register of holders referred to in Subsection 3.1(2), or on any branch registers of holders maintained pursuant to subsection 3.1(8), as the owner of such Warrant free from all equities or rights of set-off or counterclaim between WorldHeart and the transferor or any previous holder of such Warrant, except in respect of equities of which WorldHeart is required to take notice by statute or by order of a court of competent jurisdiction.

(5) WorldHeart will be entitled, and may direct the Warrant Agent in writing, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in Subsection 3.1(2), or on any branch registers maintained pursuant to Subsection 3.1(8), if such transfer would require WorldHeart to qualify the Common Shares issuable on exercise of the Warrants for distribution in any jurisdiction other than the Qualifying Jurisdictions.

(6) Neither WorldHeart nor the Warrant Agent will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant, and may transfer any Warrant on the written direction of the person registered as the holder thereof and delivered in accordance with Subsection 3.1(3), whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(7) The registers referred to in Subsection 3.1(2), and any branch registers maintained pursuant to Subsection 3.1(8), will at all reasonable times be open for inspection during normal business hours by WorldHeart and any Warrantholder. The Warrant Agent will from time to time when requested to do so in writing by WorldHeart or any Warrantholder (upon payment of the Warrant Agent's reasonable charges), furnish WorldHeart or such Warrantholder with a list of the names and addresses of holders of Warrants entered on such registers and showing the number of Warrants held by each such holder.

(8) The Warrant Agent with the approval of WorldHeart, may at any time and from time to time change the place at which the registers referred to in Subsection 3.1(2) are kept, cause branch registers of holders or transfers to be kept at other places and close such branch registers or change the place at which such branch registers are kept. Notice of any such change or closure shall be given by the Warrant Agent to WorldHeart and the holders of Warrants.

(9) The Warrant Agent shall retain until the sixth anniversary of the Expiry Time all instruments of transfer of Warrants which are tendered for registration including the details shown thereon of the persons by or through whom they were lodged, all cancelled Warrants and other related documents.

3.2  Exchange of Warrant Certificates

(1) One or more Warrant Certificates may, on compliance by the holder with the reasonable requirements of the Warrant Agent, be exchanged for one or more Warrant Certificates of different denomination evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged, and such holder shall pay the reasonable cost thereof.

(2) Warrant Certificates may be exchanged only at the principal office in Toronto, Ontario of the Warrant Agent or at any other place designated by WorldHeart with the approval of the Warrant Agent.

(3) Any Warrant Certificate tendered for exchange shall be surrendered to the Warrant Agent or its agent and cancelled.

(4) WorldHeart will sign all Warrant Certificates necessary to carry out exchanges pursuant to this Section 3.2 and the Warrant Agent shall certify such Warrant Certificates.

3.3  Reasonable Charges for Transfer

     A presenter of a Warrant Certificate pursuant to this Indenture may be charged the reasonable costs of the Warrant Agent for the transfer of any Warrant or exchange of any Warrant Certificate.

3.4  Ownership of Warrants

(1) WorldHeart and the Warrant Agent may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and WorldHeart and the Warrant Agent will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

(2) The registered holder of any Warrant will be entitled to the rights evidenced thereby free from all equities and rights of set-off or counterclaim between WorldHeart and the original or any intermediate holder thereof and all persons may act accordingly, and the delivery to any such registered holder of the Common Shares issued on exercise of such Warrant will be a good discharge to WorldHeart and the Warrant Agent therefor and, unless WorldHeart or the Warrant Agent are required by statute or by an order of a court of competent jurisdiction, neither WorldHeart nor the Warrant Agent will be bound to inquire into the title of any such registered holder.

3.5  Assumption by Transferee

     Upon becoming a Warrantholder in accordance with the provisions of this Indenture, the transferee thereof shall be deemed to have acknowledged and agreed to be bound by this Indenture. Upon the registration by the Warrant Agent of such transferee as the holder of a Warrant, the transferor thereof shall cease to have any further rights under this Indenture with respect to such Warrant or any Common Shares to be issued on exercise.

                                   ARTICLE 4

                              EXERCISE OF WARRANTS

4.1  Exercise

(1) Subject to the limitation set forth in Subsection 4.1(2) and Section 4.5, holders of Warrants may at any time prior to the Expiry Time exercise the right thereby conferred, in whole or in part, to be issued Common Shares by surrendering to the Warrant Agent at its principal offices in Toronto, Ontario or to any other person or at any other place designated by WorldHeart with the approval of the Warrant Agent, during normal business hours on a business day at such place the Warrant Certificate evidencing such Warrants and by payment by certified cheque or bank draft to WorldHeart in the amount of the Exercise Price in respect of each Common Share to be issued and by delivering a duly completed and executed notice of exercise substantially in the form set out in Appendix 1 to such Warrant Certificate, provided such notice is also given to WorldHeart by either the Warrantholder or the Warrant Agent by delivering to WorldHeart a copy of such documents.

(2) Any certified cheque, bank draft, Warrant Certificate or notice of exercise referred to in Subsection 4.1(1) will be deemed to have been surrendered or delivered only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent or one of the other persons at the office or one of the other places specified in Subsection 4.1(1).

(3) Any notice of exercise referred to in Subsection 4.1(1) must be signed by the Warrantholder, or such Warrantholder's officers, employees, members, partners, managers, executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, acting reasonably, and, if any Common Shares thereby issuable are to be issued to a person or persons other than the Warrantholder such issuance must be in accordance with applicable laws (as determined by WorldHeart) and must specify the name or names and the address or addresses of each such person or persons and the number of Common Shares to be issued to each such person if more than one is so specified.

(4) The holder of any Warrant Certificate who wishes to exercise the Warrants evidenced by such Warrant Certificate may exercise less than all of such Warrants and in the case of any such partial exercise shall be entitled to receive, without charge therefor, a Warrant Certificate, in form, signed and certified in accordance with the provisions of Article 2, evidencing the number of Warrants held by the Warrantholder which remain unexercised. Such Warrant Certificate will be delivered by the Warrant Agent to the holder concurrently with the certificates representing the Common Shares issued on partial exercise of such holder's Warrants.

4.2  Effect of Exercise

(1) Upon the exercise of any Warrant in accordance with Section 4.1, the Common Shares thereby issuable will be deemed to have been issued, and the person or persons to whom such Common Shares are to be issued will be deemed to have become the holder or holders of record thereof on the Exercise Date, unless the transfer registers for the Common Shares are closed on that date, in which case such Common Shares will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Common Shares will be issued on the basis of the number of Common Shares to which such person or persons were entitled on the Exercise Date.

(2) As soon as practicable and in any event not later than the fifth business day on which the transfer registers for the Common Shares have been open after such exercise, WorldHeart will cause the Warrant Agent to deliver to the person or persons in whose name or names the Common Shares thereby issued have been issued, at his or their respective addresses, or, if so specified, cause to be delivered to such person or persons at the place where the Warrant Certificate evidencing such Warrant was surrendered, certificates representing the Common Shares so issued.

(3) WorldHeart will pay any documentary stamp taxes attributable to the initial issuance of the Common Shares pursuant to any Warrant. If any Common Shares issuable pursuant to any Warrant are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to WorldHeart or to the Warrant Agent on its behalf an amount equal to all exigible transfer taxes or other government charges, and WorldHeart will not be required to issue or deliver any certificates representing any such Common Shares unless or until such amount has been so paid or the Warrantholder has established to the satisfaction of WorldHeart that such taxes and charges have been paid or that no such taxes or charges are owing.

4.3  No Fractional Common Shares

     WorldHeart shall not be required, notwithstanding the adjustment provisions, to issue fractional Common Shares upon the exercise of Warrants. To the extent that a holder of Warrants would otherwise have been entitled to receive, on the exercise of Warrants, a fraction of a Common Share, such right may only be exercised in respect of such fraction in connection with another Warrant or Warrants which in the aggregate entitle the holder to receive a whole number of Common Shares. If a Warrantholder is not able to combine Warrants so as to be entitled to acquire a whole number of Common Shares, the number of Common Shares which such Warrantholder is entitled to receive upon exercise of Warrants shall be rounded down to the prior whole number.

4.4  Recording

     The Warrant Agent will record particulars of each Warrant exercised which will include the name and address of each person to whom Common Shares are thereby issued, the number of Common Shares so issued and the Exercise Date in respect thereof. Within five business days after each Exercise Date the Warrant Agent will provide such particulars in writing to WorldHeart.

4.5  Securities Restrictions

If the Exercise Date in respect of any Warrant occurs before the Legend Date, certificates representing Common Shares thereby issued will bear such legends as may, in the opinion of counsel to WorldHeart, be necessary or advisable in order to avoid a violation of any applicable securities laws of any province or territory of Canada, of the United States of America or any jurisdiction or to comply with the requirements of any stock exchange on which the Common Shares are then listed, provided that if, at any time, in the opinion of counsel to WorldHeart, such legends are no longer necessary or advisable in order to avoid a violation of any such laws or requirements, or the holder of any such legended certificate, at his expense, provides WorldHeart with evidence satisfactory in form and substance to WorldHeart (which may include an opinion of counsel satisfactory to WorldHeart) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Warrant Agent in exchange for a certificate which does not bear such legends.

4.6  Call Provisions

     (a)  Notwithstanding   any  other  provision   contained  in  this  Warrant
          Indenture or the Warrant Certificate to the contrary:

          (i) subject to the provisions of clauses (ii) through (viii), in the event that the closing price of the Common Shares as traded on the TSX (or such other exchange or stock market on which the Common Shares may then be listed or quoted) equals or exceeds Cdn$2.50 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Shares occurring after the date hereof) for 20 consecutive Trading Days (the "Trading Condition"), WorldHeart, upon 30 days prior written notice (the "Notice Period") given to all Warrantholders immediately following such 20 Trading Day period, may demand that the Warrantholders exercise a portion of their rights under the Warrants, as described below in paragraph (ii), and the Warrantholders must exercise their rights prior to the expiration of the Notice Period or if such exercise is not made or if only a partial exercise is made, any and all rights to further exercise rights with respect to that portion of their Warrants shall cease upon the expiration of the Notice Period (the "Warrant Reduction");

          (ii) in any three-month period no more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued to a
               Warrantholder or (ii) the number of Warrants held by the Warrantholder, may be called by WorldHeart and WorldHeart may not call additional Warrants in any subsequent three-month period unless all the conditions specified in this Section 4.6 are again met (including without limitation, the Trading Condition) at the time that any subsequent call notice is given;

         (iii) it is a condition of WorldHeart  exercising its rights under this
               Section 4.6 that (i) with respect to the holders of Units in the United States, that all of the Common Shares issuable under the Warrants issued to holders of Units in the United States either
               (A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which is available for sales of Common Shares during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement);

          (iv) with respect to all Warrantholders WorldHeart must simultaneously call all Warrants on the same terms and for the purposes of paragraphs 4.6(a)(i), (ii), (iv) and (vii) such provisions shall be deemed to apply to the Edwards Warrants and the Agents' Warrants;

          (v) in the event that a Warrantholder fails to exercise their rights with respect to the Warrants which have been called pursuant to clause (i) above,

               WorldHeart shall notify the Warrant Agent that a Warrant Reduction has occurred, which notice shall specify those Warrantholders who are subject to the Warrant Reduction and the number of Warrants subject to the Warrant Reduction and Warrant Agent shall also send notice to the affected Warrantholders identifying the number of Warrants subject to the Warrant Reduction;

          (vi) the Warrant Agent shall maintain a register showing each Warrantholder and any Warrant Reduction amount with respect to that Warrantholder and in the event that the Warrantholder exercises part of or transfers the Warrants, the Warrant Agent shall issue a new Warrant Certificate evidencing that number of Warrants equal to the face amount thereof less any such Warrant Reduction amount(s);

         (vii) it shall be a condition to any transfer or exchange of Warrants that the transferring Warrantholder deliver to the Warrant Agent and WorldHeart an agreement executed by the transferring Warrantholder and the new Warrantholder pursuant to which they agree to allocate on a pro rata basis any call of Warrants by WorldHeart, such that WorldHeart shall have the right to call the same number of Warrants that it would have called as if the transfer or exchange has not occurred, occurring from and after the effective date of such transfer or exchange;

        (viii) where a notice pursuant to this Section 4.6 has been given, the Warrant Agent shall be entitled to act and rely on any direction of WorldHeart or WorldHeart's auditors and the Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment in the holdings of any Warrantholder pursuant to this Section 4.6.

                                    ARTICLE 5

                                   ADJUSTMENTS

5.1  Adjustments

     The rights of the holder of any Warrant, including the number of Common Shares issuable upon the exercise of such Warrant and the Exercise Price payable on exercise of such Warrant, shall be adjusted from time to time in the events and in the manner provided in, and in accordance with, this Article 5.

     (a) If WorldHeart shall, at any time or from time to time while any Warrant is outstanding, pay a dividend or make a distribution on its Common Shares, subdivide its outstanding Common Shares into a greater number of shares, or combine its outstanding Common Shares into a smaller number of shares or issue, by reclassification of its outstanding Common Shares, any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which WorldHeart is the continuing corporation), then the number of Common Shares issuable upon exercise of the Warrants and the Exercise Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by WorldHeart so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of Common Shares or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of an Exercise Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder as determined in good faith by the directors of WorldHeart. Such adjustments shall be made successively whenever any event listed above shall occur.

     (b) If any capital reorganization, reclassification of the capital stock of WorldHeart, consolidation or merger of WorldHeart with another corporation in which WorldHeart is not the survivor, or amalgamation with, or sale, transfer or other disposition of all or substantially all of WorldHeart's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, amalgamation, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Common Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Common Shares equal to the number of Common Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, amalgamation, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. WorldHeart shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than WorldHeart) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant, at the last address of such holder appearing on the books of the Warrant Agent, such shares, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under the Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, amalgamations, sales, transfers or other dispositions.

     (c) In case WorldHeart shall fix a payment date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which WorldHeart is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 5(a)), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Common Shares outstanding multiplied by the Market Price (as defined below) per Common Share immediately prior to such payment date, less the fair market value (as determined by the directors of WorldHeart in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Shares outstanding multiplied by such Market Price per share of Common Shares immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Shares are then listed on the TSX, the closing price of one Common Share on the TSX on the last Trading Day prior to the Valuation Date;
          (b) if the Common Shares are then quoted on Nasdaq, the closing price of one Common Share on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing price is available, the average of the high bid and the low asked price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Shares are not then listed on the TSX or quoted on Nasdaq, the fair market value of one Common Share as of the Valuation Date, shall be determined in good faith by the directors and the Warrantholders. The directors of WorldHeart shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Value of a Common Share as determined by the directors of WorldHeart. In the event that the directors and the Warrantholders are unable to agree upon the Market Value, WorldHeart and the Warrantholders shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by WorldHeart and the Warrantholders. Such adjustment shall be made successively whenever such a payment date is fixed.

     (d) For the term of the Warrants, in addition to the provisions contained above, the Exercise Price shall be subject to adjustment as provided below. An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

     (e)  In the event that, as a result of an adjustment  made pursuant to this
          Section 5, the holder of the Warrant shall become entitled to receive any shares of capital stock of WorldHeart other than Common Shares, the number of such other shares so receivable upon exercise of the Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in the Warrant.

     (f)  Except  as  provided  in  subsection  (g)  hereof,   if  and  whenever
          WorldHeart shall issue or sell, or is, in accordance with any of subsections (f)(l) through (f)(7) hereof, deemed to have issued or sold, any Additional Common Shares for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Exercise Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any Common Shares were issued or sold or deemed to be issued or sold, provided that the Exercise Price shall not be less than Cdn$1.06 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Shares occurring after the date hereof).

          For purposes of this subsection (f), "Additional Common Shares" shall mean all the Common Shares issued by WorldHeart or deemed to be issued pursuant to this subsection (f), other than Excluded Issuances (as defined in subsection (g) hereof).

          For purposes of this subsection (f), the following subsections (f)(l) to (f)(7) shall also be applicable:

               (f)(1) Issuance of Rights or Options. In case at any time WorldHeart shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or security convertible into or exchangeable for Common Shares (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of
          (x) the total amount, if any, received or receivable by WorldHeart as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to WorldHeart upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such

          Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection 5(f)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities.

               (f)(2) Issuance of Convertible Securities. In case WorldHeart shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by WorldHeart as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to WorldHeart upon the conversion or exchange thereof, by (ii) the total number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection 5(f)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities and
          (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection 5(f).

               (f)(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 5(f)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 5(f)(l) or 5(f)(2), other than the Series A Shares, or the rate at which Convertible Securities, other than the Series A Shares, referred to in subsections 5(f)(l) or 5(f)(2) are convertible into or exchangeable for Common

          Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 5(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 5(f) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by WorldHeart), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

               (f)(4) Stock Dividends. Subject to the provisions of this Section 5(f), in case WorldHeart shall declare a dividend or make any other distribution upon any stock of WorldHeart (other than the Common Shares) payable in Common Shares, Options or Convertible Securities, then any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (f)(5) Consideration for Stock. In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by WorldHeart therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by WorldHeart in connection therewith. In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by WorldHeart shall be deemed to be the fair value of such consideration as determined in good faith by the directors of WorldHeart, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by WorldHeart in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of WorldHeart, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the directors of WorldHeart. If Common Shares, Options or Convertible Securities shall be issued or sold by WorldHeart and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by WorldHeart shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by WorldHeart and the Warrantholder). The directors of WorldHeart shall respond promptly, in writing, to an inquiry by the Warrantholder as to the fair market value of the Additional Rights. In the event that the directors of WorldHeart and the Warrantholder are unable to agree upon the fair market value of the Additional Rights, WorldHeart and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by WorldHeart and the Warrantholder.

               (f)(6) Record Date. In case WorldHeart shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (ii) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (f)(7) Treasury Shares. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of WorldHeart or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Shares for the purpose of this subsection 5(f).

     (g) Notwithstanding anything herein to the contrary, WorldHeart shall not be required to make any adjustment of the Exercise Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of WorldHeart in connection with their service as directors or officers of WorldHeart, their employment by WorldHeart or their retention as consultants by WorldHeart pursuant to an equity compensation program approved by the directors of WorldHeart or the compensation committee of the directors of WorldHeart, (B) Common Shares issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, (C) securities issued to the purchasers of Units in Canada and the United States pursuant to purchase agreements and subscription agreements, dated September 22, 2003, securities issued pursuant to the Agents' Warrants and securities issued upon the conversion of the Series A Shares including the Edwards Warrants, and securities issued upon the exercise or conversion of those securities, and (D) Common Shares issued or issuable by reason of a dividend, stock split or other distribution on Common Shares (but only to the extent that such a dividend, split or distribution results in an adjustment in the Exercise Price pursuant to the other provisions of the Warrants) (collectively, "Excluded Issuances").

     (h) Upon any adjustment to the Exercise Price pursuant to Section 5(f) above, the number of Common Shares purchasable pursuant to the Warrant shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the

          Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter.

(2) At least ten days before the earlier of the effective date of or record date for any event referred to in this Article 5 that requires or might require an adjustment in any of the rights under the Warrants or such longer notice period as may be applicable in respect of notices required to be delivered by WorldHeart to holders of its Common Shares, WorldHeart will:

     (a) file with the Warrant Agent a certificate of WorldHeart specifying the particulars of such event and, to the extent determinable, any adjustment required and the computation of such adjustment; and

     (b) give notice to the Warrantholders of the particulars of such event and, to the extent determinable, any adjustment required and a description of how such adjustment will be calculated.

Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable WorldHeart will:

     (a) file with the Warrant Agent a certificate of WorldHeart showing the computation of such adjustment; and

     (b)  give notice to the Warrantholders of such adjustment.

Where a notice pursuant to this Subsection 5(2) has been given, the Warrant Agent shall be entitled to act and rely on any adjustment calculation of WorldHeart or WorldHeart's auditors.

(3) The Warrant Agent shall not:

     (a) at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment in the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making same;

     (b) be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise or deemed exercise of any Warrant; or

     (c) be responsible for any failure of WorldHeart to make any cash payment or to issue, transfer or deliver Common Shares or certificates representing Common Shares upon the surrender of any Warrant for the purpose of exercise, or to comply with any of the covenants contained in this Article 5.

                                   ARTICLE 6

                          COVENANTS AND REPRESENTATIONS

6.1  General Covenants and Representations

     WorldHeart represents, warrants, covenants and agrees with the Warrant Agent that so long as any Warrant remains outstanding and may be exercised:

     (a) WorldHeart is duly authorized to create and issue the Warrants and that the Warrant Certificates, when issued and countersigned as herein provided, will be valid and enforceable against WorldHeart;

     (b) WorldHeart will at all times maintain its corporate existence, carry on and conduct its business in a proper and business-like manner, keep or cause to be kept proper books of account in accordance with generally accepted accounting principles and WorldHeart will send to Warrantholders copies of all financial statements furnished to its shareholders during the term of this Indenture;

     (c) WorldHeart will reserve for the purpose and keep available sufficient unissued Common Shares to enable it to satisfy its obligations to issue Common Shares on the exercise of the Warrants;

     (d) until the Expiry Time of the Warrants, WorldHeart will not amend this Indenture without the approval of the holders of Warrants as set forth in Article 8 hereof, unless such amendment would otherwise be permitted under Article 9 hereof;

     (e) WorldHeart will cause the Common Shares from time to time to be duly issued pursuant to the exercise of the Warrants, and the certificates representing such Common Shares, to be duly issued and delivered in accordance with the Warrants and the terms hereof;

     (f) all Common Shares that are issued on due exercise of the Warrants shall be, at the time of delivery of the certificates therefore, duly authorized, and validly issued as fully paid and non-assessable;

     (g) WorldHeart will cause the Warrant Agent to keep open on business days the registers of holders and registers of transfers referred to in
          Section 3.1 and will not take any action or omit to take any action which would have the effect of preventing the Warrantholders from exercising any of the Warrants or receiving any of the Common Shares upon such exercise;

     (h) WorldHeart will make all requisite filings, including filings with appropriate Canadian securities regulatory authorities, in connection with the exercise of the Warrants and issue of the Common Shares; and

     (i) generally, WorldHeart will well and truly perform and carry out all acts and things to be done by it as provided in this Indenture and will not take any action which might reasonably be expected to deprive the Warrantholders of their rights to acquire Common Shares upon the exercise of the Warrants.

6.2  Warrant Agent's Remuneration and Expenses

     WorldHeart will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will, on the Warrant Agent's request, pay to or reimburse the Warrant Agent for all reasonable documented expenses, disbursements and advances made or incurred by the Warrant Agent in the administration or execution of the trusts hereof (including reasonable documented compensation and disbursements of its counsel and other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder have been finally and fully performed, except any such expense, disbursement or advance that arises out of or results from negligence, wilful misconduct or bad faith of the Warrant Agent or of persons for whom the Warrant Agent is responsible. The Warrantholders shall not be liable for any portion of such fees or expenses except as otherwise specified herein.

6.3  Performance of Covenants by Warrant Agent

     If the Warrant Agent is made aware of the failure of WorldHeart to perform any of its obligations under this Indenture, the Warrant Agent may notify the Warrantholders of such failure or may itself perform any of such obligations capable of being performed by it, but, subject to Section 10.3, will not be bound to do so or to notify the Warrantholders that it is so doing. All sums expended or advanced by the Warrant Agent in so doing will be repayable as provided in Section 6.2. No such performance, expenditure or advance by the Warrant Agent will relieve WorldHeart of any default or of its continuing obligations hereunder.

                                    ARTICLE 7

                                   ENFORCEMENT

7.1  Legal Proceedings by Warrantholders

     All or any of the rights conferred upon a Warrantholder by the terms of the Warrant Certificates evidencing the Warrants held by such Warrantholder or this Indenture, or both, may be enforced by the Warrantholder by appropriate legal proceedings, but without prejudice to the right which is hereby conferred upon the Warrant Agent under Section 7.2.

7.2  Warrant Agent May Institute All Proceedings

(1) The Warrant Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

(2) Any such suit or proceeding instituted by the Warrant Agent may be brought in the name of the Warrant Agent as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Warrants subject to the provisions of this Indenture. In any proceeding brought by the Warrant Agent (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Warrant Agent shall be a party) the Warrant Agent shall be held to represent all the holders of the Warrants, and it shall not be necessary to make any holders of the Warrants parties to any such proceeding.

                                   ARTICLE 8

                           MEETINGS OF WARRANTHOLDERS

8.1  Amendments

Any term of the Warrants may be amended or waived (including the adjustment provisions including in this Warrant Indenture) upon the written consent of WorldHeart and the holders of Warrants representing at least 50% of the number of Common Shares then subject to all outstanding Warrants; provided that (a) any such amendment or waiver must apply to all the Warrants ; and (b) the number of Common Shares issuable upon the exercise of the Warrants, the Exercise Price and the Expiry Date may not be amended, and the right to exercise the Warrants may not be altered or waived without the written consent of each Warrantholder.

                                   ARTICLE 9

               SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS

9.1  Provision for Supplemental Indentures for Certain Purposes

     From time to time WorldHeart (when authorized by the directors) and the Warrant Agent may, subject to the provisions hereof, including without limitation Article 8 hereof, and will when so directed hereby, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter will form part hereof, for any or all of the following purposes:

     (a) setting forth any adjustments resulting from the application of the provisions of Article 5;

     (b) adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable, and are not in the opinion of the Warrant Agent relying on the opinion of counsel prejudicial to the rights or interests of the Warrantholders as a group;

     (c)  giving effect to any amendment or waiver passed as provided in Article
          8;

     (d) making such provisions not inconsistent with this Indenture as are necessary or desirable with respect to matters or questions arising hereunder, and which are not, in the opinion of the Warrant Agent relying on the opinion of counsel, prejudicial to the rights or interests of the Warrantholders as a group;

     (e) adding to, deleting or altering the provisions hereof in respect of the transfer of Warrants or the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates provided that any such action in the opinion of counsel acceptable to the Warrant Agent does not adversely affect the rights of the Warrantholder;

     (f) modifying any provision of this Indenture or relieving WorldHeart from any obligation, condition or restriction herein contained, except that no such modification or relief will be or become operative or effective if in the opinion of the Warrant Agent, relying on the opinion of counsel, it would impair any of the rights or interests of the Warrantholders or of the Warrant Agent, and the Warrant Agent may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion will not afford adequate protection to the Warrant Agent when it becomes operative; and

     (g) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguity, defective or inconsistent provision, error or omission herein, if in the opinion of the Warrant Agent relying on the opinion of counsel, the rights of the Warrant Agent and of the Warrantholders, as a group, are not prejudiced thereby.

9.2  Successor Corporations

     In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of WorldHeart as an entirety, or substantially as an entirety, to another corporation, the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not WorldHeart) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by WorldHeart and, will as a condition precedent to any such transaction, agree to succeed to and be substituted for WorldHeart by supplemental indenture in form satisfactory to the Warrant Agent and executed and delivered to the Warrant Agent with the same effect as closely as may be possible as if it had been named herein.

                                   ARTICLE 10

                          CONCERNING THE WARRANT AGENT

10.1 Trust Indenture Legislation

(1) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail.

(2) WorldHeart and the Warrant Agent each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

10.2 Warrant Agent's Authority to Carry on Business

The Warrant Agent represents and warrants to WorldHeart that at the date hereof it is authorized to carry on the business of a trust company in Toronto, Ontario. If, notwithstanding the provisions of this Section 10.2, it ceases to be authorized to carry on such business, the validity and enforceability of this Indenture and the Warrants issued hereunder shall not be affected in any manner whatsoever by reason only of such event provided that the Warrant Agent, within 30 days after ceasing to be authorized to carry on such business either becomes so authorized or resigns in the manner and with the effects specified in Section 10.8.

10.3 Rights and Duties of Warrant Agent

(1) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent will act honestly and in good faith with a view to the best interests of the Warrantholders, and will exercise that degree of care, diligence and skill that a reasonably prudent warrant trustee would exercise in comparable circumstances. Subject to the foregoing, the Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained therein. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

(2) No provision of this Indenture will be construed to relieve the Warrant Agent from liability for its own negligent act, negligent failure to act, wilful misconduct or bad faith.

(3) The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any right of the Warrant Agent or the Warrantholders hereunder is on the condition that, when required by notice to the Warrantholders by the Warrant Agent, the Warrant Agent is furnished by one or more Warrantholders with sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Warrant Agent to protect and hold it harmless against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(4) No provision of this Indenture will require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so funded and indemnified.

(5) The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which certificates the Warrant Agent will issue receipts.

(6) Every provision of this Indenture that relieves the Warrant Agent of liability or entitles it to rely on any evidence submitted to it is subject to the provisions of Applicable Legislation, and of this Section 10.3.

10.4 Evidence, Experts and Advisers

(1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, WorldHeart will furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation or as the Warrant Agent reasonably requires by written notice to WorldHeart.

(2) In the exercise of any right or duty hereunder the Warrant Agent, if it is acting in good faith, may rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Warrant Agent pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent, if such evidence complies with Applicable Legislation and the Warrant Agent examines such evidence and determines that it complies with the applicable requirements of this Indenture.

(3) Whenever Applicable Legislation requires that evidence referred to in Subsection 10.4(1) be in the form of a statutory declaration, the Warrant Agent may accept such statutory declaration in lieu of a certificate of WorldHeart required by any provision hereof.

(4) Any such statutory declaration may be made by any director or officer of WorldHeart.

(5) The Warrant Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(6) Proof of the execution of any document or instrument in writing, including a Warrantholders' Request, by a Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner that the Warrant Agent considers adequate.

(7) The Warrant Agent may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it reasonably requires for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Warrant

Agent. Any remuneration so paid by the Warrant Agent shall be repaid to the Warrant Agent in accordance with Section 6.2.

(8) The Warrant Agent may act and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or advisor, whether retained or employed by WorldHeart or by the Warrant Agent, in relation to any matter arising in the administration of the trusts hereof.

10.5 Documents, Money, Etc. held by Warrant Agent

(1) The Warrant Agent may retain any cash balance held in connection with this Warrant Indenture and may, but need not, hold the same in its deposit department or the deposit department of one if its Affiliates; but the Warrant Agent and its Affiliates shall not be liable to account for any profit to WorldHeart or any other person or entity other than at a rate, if any, established from time to time by the Warrant Agent or its Affiliates.

(2) Interest, if any, received by the Warrant Agent in respect of such deposits will belong to WorldHeart.

10.6 Action by Warrant Agent to Protect Interests

     The Warrant Agent will have power to institute and to maintain such actions and proceedings as it considers necessary or expedient to protect or enforce its interests and the interests of the Warrantholders.

10.7 Warrant Agent not Required to Give Security

     The Warrant Agent will not be required to give any bond or security in respect of the performance of the agency created hereby, the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

10.8 Protection of Warrant Agent

(1) By way of supplement to the provisions of any law for the time being relating to trustees or agents, it is expressly declared and agreed that:

     (a) the Warrant Agent will not be liable for or by reason of, or required to substantiate, any statement of fact or recital in this Indenture or in the Warrant Certificates (except the representation contained in Section 10.10 or in the certificate of the Warrant Agent on the Warrant Certificates), but all such statements or recitals are and will be deemed to be made by WorldHeart;

     (b) nothing herein contained will impose on the Warrant Agent any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

     (c) subject to Section 10.10 the Warrant Agent will not be bound to give notice to any person of the execution hereof;

     (d) the Warrant Agent will not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach by WorldHeart of any obligation herein contained or of any act of any director, officer, employee or agent of WorldHeart; and

     (e) the Warrant Agent shall not be liable or accountable for any loss or damage whatsoever to any person caused by the performance or failure by it to perform its responsibilities under this Indenture save only to the extent that such loss or damage is attributable to the negligence, wilful misconduct or bad faith of the Warrant Agent.

(2) WorldHeart indemnifies the Warrant Agent and its directors, officers, employees and agents and saves them harmless from all liabilities, losses, claims, demands, suits, damages, costs and actions which may be brought against or suffered by it arising out of or connected with the performance by it of its duties hereunder including any and all legal fees and disbursements except to the extent that such liabilities, suits, damages, costs and actions are attributable to the negligence, wilful misconduct or bad faith of the Warrant Agent. This provision shall survive the resignation or termination or discharge of the Warrant Agent or the termination of this Indenture.

10.9 Replacement of Warrant Agent

(1) The Warrant Agent may resign its trust hereunder and be discharged from all further duties and liabilities hereunder, except as provided in this Section, by giving to WorldHeart and the Warrantholders not less than 30 business days' notice in writing or, if a new Warrant Agent has been appointed, such shorter notice as WorldHeart accepts as sufficient.

(2) The Warrantholders pursuant to the provisions of Article 8 hereof may at any time remove the Warrant Agent and appoint a new Warrant Agent.

(3) If the Warrant Agent so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, WorldHeart will forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders.

(4) Failing such appointment by WorldHeart, the retiring Warrant Agent or any Warrantholder at the expense of WorldHeart may apply to the Ontario Superior Court (the "Court") on such notice as the Court directs, for the appointment of a new Warrant Agent, at the expense of WorldHeart.

(5) Any new Warrant Agent so appointed by WorldHeart or by the Court will be subject to removal as aforesaid by the Warrantholders.

(6) Any new Warrant Agent appointed under any provision of this Section must be a corporation authorized to carry on the business of a trust company in Ontario and, if required by the Applicable Legislation of any other province, in such other province.

(7) On any such appointment the new Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of WorldHeart, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring such powers, rights, duties and responsibilities to the new Warrant Agent and provided that, upon any resignation or termination of the Warrant Agent and appointment of a successor Warrant Agent, such successor Warrant Agent shall have executed an appropriate instrument accepting such appointment and, at the request of WorldHeart, the predecessor Warrant Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor Warrant Agent an appropriate instrument transferring to such successor Warrant Agent all rights and powers of the Warrant Agent hereunder.

(8) On the appointment of a new Warrant Agent, WorldHeart will promptly give notice thereof to the Warrantholders.

(9) A corporation into or with which the Warrant Agent is merged or consolidated or amalgamated, or a corporation succeeding to the trust business of the Warrant Agent, will be the successor to the Warrant Agent hereunder without any further act on its part or on the part of any party hereto if such corporation would be eligible for appointment as a new Warrant Agent under Subsection 10.8(6).

(10) A Warrant Certificate certified but not delivered by a predecessor Warrant Agent may be delivered by the new or successor Warrant Agent in the name of the predecessor Warrant Agent or successor Warrant Agent.

10.10 Conflict of Interest

     The Warrant Agent represents to WorldHeart that at the time of the execution and delivery hereof no material conflict of interest exists between its role as a fiduciary hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 90 business days after ascertaining that it has such material conflict of interest, either eliminate the conflict of interest or resign its trust hereunder.

     If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and of the Warrants shall not be affected in any manner whatsoever by reason thereof.

     The Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of WorldHeart and generally may contract and enter into financial transactions with WorldHeart without being liable to account for any profit made thereby.

10.11 Acceptance of Trusts

     The Warrant Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth.

                                   ARTICLE 11

                                    GENERAL

11.1 Notice to WorldHeart and Warrant Agent

(1) Unless herein otherwise expressly provided, a notice to be given hereunder to WorldHeart or the Warrant Agent will be validly given if delivered or if sent by first class mail, postage prepaid, or if sent by facsimile transmission (receipt of such transmission is confirmed in writing):

     (a)  If to WorldHeart:

                           World Heart Corporation
                           1 Laser Street
                           Ottawa, ON
                           K2E 7V1

                           Attention:  Chief Financial Officer

                           Facsimile:  (613) 723-8522

     (b)  If to the Warrant Agent:

                           CIBC Mellon Trust Company
                           320 Bay Street, P.O. Box 1
                           Toronto, ON
                           M5H 4A6

                           Attention:  Assistant Vice President, Client Services

                           Facsimile:  (416) 643-5570

and any such notice delivered or sent in accordance with the foregoing will be deemed to have been received on the date of delivery or facsimile transmission or, if mailed, on the fifth business day following the day of the mailing of the notice.

(2) WorldHeart or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in Subsection 11.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of WorldHeart or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(3) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, a notice to be given to the Warrant Agent or to WorldHeart hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to such party at the appropriate address provided in Subsection 11.1(1) by confirmed facsimile transmission and any notice deliver in accordance with the foregoing will be deemed to have been received on the date of delivery to such officer or if delivered by such facsimile, on the first business day following the date of the sending of the notice.

11.2 Notice to Warrantholders

(1) Unless herein otherwise expressly provided, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Warrantholders or delivered (or so mailed to certain Warrantholders and so delivered to the other Warrantholders) at their respective addresses appearing on any of the registers of holders described in Section 3.1 provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employers, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business section in the national edition of The Globe and Mail newspaper.

(2) A notice so given by mail or so delivered will be deemed to have been given on the fifth business day after it has been mailed or on the day which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

11.3 Satisfaction and Discharge of Indenture

     On the earlier of:

     (a) the date by which there has been delivered to the Warrant Agent for exercise or surrender for cancellation all Warrant Certificates theretofore certified hereunder; or

     (b)  the Expiry Time;

and if all certificates representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Warrant Agent in accordance with such provisions, this Indenture will cease to be of further effect and, on demand of and at the cost and expense of WorldHeart and on delivery to the Warrant Agent of a
certificate  of  WorldHeart  stating  that  all  conditions   precedent  to  the
satisfaction and discharge of this Indenture have been complied with and on payment to the Warrant Agent of the fees and other remuneration payable to the Warrant Agent, the Warrant Agent will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

11.4 Sole Benefit of Parties and Warrantholders

     Nothing in this Indenture or the Warrant Certificates, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Warrant Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

11.5 Discretion of Directors

     Any matter provided herein to be determined by the directors of WorldHeart will be determined by the directors of WorldHeart in their sole good faith discretion, and a determination so made will be conclusive.

11.6 Counterparts and Formal Date

     This Indenture may be executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of the Effective Date.

11.7 Language

     The parties hereby request that this Indenture and any related documents be drawn up and executed only in the English language. Les parties demandent par les presentes que la presente convention ainsi que tous les documents y afferents soient rediges et executes en langue anglaise seulement.

11.8 Assignment

     Subject to Section 9.2 hereof, neither this Indenture nor any right, interest or obligation hereunder may be assigned by either party without the prior written consent of the other party and any purported assignment of this Indenture which does not comply with this Section 11.8 shall be considered null and void.

11.9 Benefit of the Agreement

     This Indenture will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

11.10 Further Assurances

     The parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Effective Date, reasonably require to effectively carry out or better evidence the full intent or meaning of this Indenture.

     IN WITNESS WHEREOF the parties hereto have caused their respective corporate seals to be hereunto affixed attested by their signatures.

                            WORLD HEART CORPORATION

                            By:   /s/ Ian W. Malone
                               -------------------------------------------------
                               Name:  Ian W. Malone
                               Title:

                            CIBC MELLON TRUST COMPANY

                            By:   /s/ Charito Librodo
                               -------------------------------------------------
                               Name:  Charito Librodo
                               Title:

                            By:   /s/ Bruce Cornish
                               -------------------------------------------------
                               Name:  Bruce Cornish
                               Title:

SCHEDULE A

FORM OF WARRANT

[Legends for Warrants issued to US purchasers of Units]

THE HOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, REPRESENTS, ACKNOWLEDGES, AND AGREES THAT IT WILL NOT AND WILL NOT BE ENTITLED TO, DIRECTLY OR INDIRECTLY, SELL OR TRANSFER THE SECURITIES INTO CANADA OR TO RESIDENTS OF CANADA, EXPECT IN COMPLIANCE WITH APPLICABLE CANADIAN SECURITIES LAWS. NO SALE OR TRANSFER INTO CANADA OR TO A CANADIAN RESIDENT WILL BE REGISTERED BY WORLD HEART CORPORATION'S TRANSFER AGENT AND ANY ATTEMPT TO EFFECT SUCH A TRANSFER IS INVALID UNLESS MADE IN COMPLIANCE WITH THE ABOVE-NOTED RESTRICTIONS.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 23, 2004.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT.

[Legends for Warrants issued to Canadian purchasers]

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 23, 2004.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT.

Certificate No.:                               No. of Warrants:
                -----------                                    -----------------

                                    WARRANTS
                             Exercisable to Acquire
                                  Common Shares
                                       of
                             WORLD HEART CORPORATION
          (Incorporated under the Business Corporations Act (Ontario))

THIS IS TO CERTIFY THAT, for value received,
(the "holder") is the registered holder of the number of Warrants ("Warrants") of World Heart Corporation ("WorldHeart") specified above and for each Warrant held is thereby entitled, to be issued fully paid and non-assessable common shares ("Common Shares") in the capital of WorldHeart, on the basis of one Common Share for each such Warrant, subject to the limitation referred to below, by surrendering to CIBC Mellon Trust Company (the "Warrant Agent") at its principal transfer office in Toronto, Ontario during the exercise period hereinafter referred to, a certified cheque or bank draft made payable to WorldHeart in the amount of the Exercise Price as hereinafter determined in respect of each Common Share to be issued, this Warrant Certificate and a notice of exercise in the form set forth in Appendix 1 annexed hereto duly completed and executed.

Capitalized terms which are not otherwise defined herein shall have the same meaning as in the Warrant Indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the "Warrant Indenture") dated as of September 22, 2003 between WorldHeart and the Warrant Agent, as warrant agent.

Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent at the office specified above.

This Warrant Certificate evidences Warrants of WorldHeart issued or issuable under the provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for particulars of the rights of the holders of the Warrants and of WorldHeart and of the Warrant Agent in respect thereof and of the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. To the extent of any inconsistency between the terms of the Warrant Indenture and the terms of this Warrant Certificate, the terms of the Warrant Indenture shall prevail. WorldHeart will furnish to the holder, on request and upon payment of a reasonable charge for photocopying and postage, a copy of the Warrant Indenture.

The Warrants evidenced by this Warrant Certificate may be exercised by the holder until 5:00 p.m. (Toronto time) on the date that is 60 months from the Effective Date.

On and after the date of any exercise of the Warrants evidenced by this Warrant Certificate, the holder will have no rights hereunder except to receive certificates representing the Common Shares thereby issued to him upon delivery of: (i) a certified cheque or bank draft payable to WorldHeart in the amount of Cdn$1.15, unless such price has been adjusted in accordance with the provisions of the Warrant Indenture in which case it shall be the adjusted price in effect at the applicable time (the "Exercise Price") in respect of each Common Share to be issued, (ii) this Warrant Certificate, and (iii) duly completed Notice of Exercise as set out on Appendix 1 to the Warrant Agent at its principal office in Toronto, Ontario. After the Expiry Time, all rights under any unexercised Warrant evidenced hereby will wholly cease and terminate and this Warrant Certificate will be void.

WorldHeart will not be obligated to issue any fraction of a Common Share on the exercise of any Warrant. To the extent that a holder of Warrants would otherwise have been entitled to receive, on the exercise of the Warrants, a fraction of a Common Share such rate may only be exercised in respect of such fraction in connection with another Warrant or Warrants which in the aggregate entitle the holder to receive a whole number of Common Shares. If a Warrantholder is not able to combine Warrants so as to be entitled to acquire a whole number of Common Shares the number of Common Shares which such Warrantholder is entitled to receive shall be rounded down to the prior whole number.

The Warrant Indenture provides for adjustments to the number of Common Shares issuable and the Exercise Price in certain events set forth therein.

No Common Share will be issued pursuant to any Warrant if the issuance of such security would constitute a violation of the securities laws of any applicable jurisdiction.

The Warrant Indenture contains provisions making binding on all holders of Warrants outstanding thereunder certain amendments or waivers approved by 50% of the holders of all Warrants and by WorldHeart.

On presentation at the principal office of the Warrant Agent in Toronto, Ontario, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged, and such holder shall pay the reasonable cost thereof.

The Warrants evidenced by this Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Warrant Agent in Toronto, Ontario by the holder, or its officers, employees, members, partners and managers, or the holder's executors, administrators or other legal representatives or his or its or their respective attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and a written acknowledgement by the transferee substantially in the form of Appendix 3 annexed hereto or otherwise in form satisfactory to the Warrant Agent executed by the transferee and subject to compliance with certain other terms of the Warrant Indenture, and upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly noted on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, WorldHeart will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any applicable jurisdiction.

The holding of this Warrant Certificate will not constitute the holder as a shareholder of WorldHeart or entitle him or it to any right or interest as a shareholder except as otherwise provided in the Warrant Indenture.

This Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture. Time will be of the essence hereof.

The Warrants and the Common Shares issuable upon the exercise of the Warrants will be subject to statutory resale restrictions under the applicable securities legislation in Canada and the United States.

IN WITNESS WHEREOF WorldHeart has caused this Warrant Certificate to be signed by its officer duly authorized in that behalf as of September 22, 2003.

                                WORLD HEART CORPORATION

                                By:
                                   ---------------------------------------------
                                   Name:   Ian W. Malone
                                   Title:  Vice President, Finance,
                                           Chief Financial Officer and Secretary

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture within mentioned.

                                CIBC MELLON TRUST COMPANY, as Warrant Agent

                                By:
                                   ---------------------------------------------
                                   Authorized Signing Officer

                                   APPENDIX 1

                               NOTICE OF EXERCISE

To:            WORLD HEART CORPORATION
And To:        CIBC MELLON TRUST COMPANY

The undersigned holder of the Warrants evidenced by the within Warrant Certificate hereby exercises its right to be issued Common Shares of World Heart Corporation (or such other securities or property to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of the Warrant Indenture mentioned in such Warrant Certificate) that are issuable upon the exercise of such Warrants, on the terms specified in such Warrant Certificate and Warrant Indenture and in connection therewith has enclosed a certified cheque or bank draft payable to WorldHeart in an amount equal to Cdn$1.15 (or price as adjusted) in respect of each Common Share to be issued.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full        Address(es) in full, Account        Number(s) of Common
                       No., S.I.N.                         Shares
                       [Note US residents must include
                       their Taxpayer Identification
                       Number]

------------------     -------------------------------     ---------------------

------------------     -------------------------------     ---------------------

This Notice of Exercise must be accompanied by a Declaration substantially in the form of Exhibit 1 to the Warrant Certificate duly completed and executed by the holder if the Warrant Certificate is to be transferred to or exercised by a non-U.S. Person.

(Please print full name in which certificates for Common Shares are to be issued. If any securities are to be issued to a person or persons other than the holder, the holder must pay to the Warrant Agent all exigible transfer taxes or other government charges and sign the Form of Transfer.)

DATED this      day of          ,     .

                                        ) --------------------------------------
                                        )  Signature of Registered Holder
                                        )
----------------------------------------  --------------------------------------
Witness                                 )  Name of Registered Holder

Note: The name of the Registered Holder of this Notice of Exercise must be the same as the name appearing on the face page of the Warrant Certificate to which this Appendix is attached.

  [    ]  Please check if the Common Share  certificates  are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed.

          Certificates will be delivered or mailed as soon as practicable after the due surrender of this Warrant Certificate to which this Appendix is attached in accordance with the terms of the Warrant Indenture.

Manner of Delivery

If this Notice of Exercise is delivered by mail: CIBC Mellon Trust Company, P.O. Box 1036 Adelaide St. Postal Station, Toronto, Ontario M5C 2K4.

If this Notice of Exercise is delivered by hand or courier: CIBC Mellon Trust Company, 199 Bay Street, Commerce Court West, Securities Level, Toronto Ontario, M5L 1G9. Attention: Courier Window

EXHIBIT 1

DECLARATION

TO:        CIBC Mellon Trust Company


The  undersigned  (1)  acknowledges  that the  transfer  to the  undersigned  of
            Warrants of World Heart Corporation, represented by certificate number(s) to which this declaration relates (the "Warrant Certificates"), is being made in reliance on and in compliance with Rule 903 or 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (2) certifies that (a) it is not an "affiliate" (as defined in Rule 405 under the U.S. Securities Act) of World Heart Corporation, (b) it is not a "U.S. Person" as that term is defined in Regulation S under the U.S. Securities Act, and (c) it is not a "dealer" as defined in section 2(12) of the U.S. Securities Act or a person receiving a selling concession, fee or other remuneration in respect of the Warrant Certificate(s); or, in connection with the exercise or deemed exercise of the Warrant Certificate(s), the undersigned certifies that it is not a "U.S. Person", nor is it exercising the Warrant Certificate(s) on behalf of a "U.S. Person", as that term is defined in Regulation S under the U.S. Securities Act.

DATED this      day of          , 200 .

                                           -------------------------------------
                                           Name:
                                           Title:

Manner of Delivery

If this Declaration is delivered by mail: CIBC Mellon Trust Company, P.O. Box 1036 Adelaide St. Postal Station, Toronto, Ontario M5C 2K4.

If this Declaration is delivered by hand or courier: CIBC Mellon Trust Company, 199 Bay Street, Commerce Court West, Securities Level, Toronto Ontario, M5L 1G9.
Attention: Courier Window

                                   APPENDIX 2

                                FORM OF TRANSFER

Any transfer of Warrants will require compliance with applicable securities legislation. Transferors and transferees are urged to contact legal counsel before effecting any such transfers.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

                  Name:
                                    -----------------------------------

                  Address:
                                    -----------------------------------


                                    -----------------------------------

(such person, the "Transferee")              Warrants of World Heart Corporation
("WorldHeart") registered in the name of the undersigned on the records of WorldHeart maintained by CIBC Mellon Trust Company represented by the attached Warrant Certificate and does hereby appoint as its attorney with full power of a substitution to transfer the Warrants on the appropriate register of the Warrant Agent.

The undersigned confirms that the transfers are made in compliance with all applicable securities legislation and requirements of regulatory authorities including without limitation any undertaking given to the Toronto Stock Exchange.

If the sale evidenced hereby is being made to a U.S. Person (as such term is defined in Regulation S to the United States Securities Act of 1933 (the "1933 Act"), the undersigned by the execution of this form of transfer hereby certifies that such sale does not require registration of the Warrants being transferred hereby under the 1933 Act and tenders herewith evidence satisfactory to WorldHeart to such effect.

DATED this                 day of                             ,        .

                                       ) ---------------------------------------
                                       )  Signature of Transferor
                                       )
 ------------------------------------- ) ---------------------------------------
                                       )  Name of Transferor

Signature of Transferor must be guaranteed by a Canadian chartered bank, a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion program

Manner of Delivery

If this Form of Transfer is delivered by mail: CIBC Mellon Trust Company, P.O. Box 1036 Adelaide St. Postal Station, Toronto, Ontario M5C 2K4.

If this Form of Transfer is delivered by hand or courier: CIBC Mellon Trust Company, 199 Bay Street, Commerce Court West, Securities Level, Toronto Ontario, M5L 1G9. Attention: Courier Window

                                   APPENDIX 3

                          ACKNOWLEDGEMENT OF TRANSFEREE

TO:          [Name of Transferor]

             - and -

             World Heart Corporation ("WorldHeart")

             - and -

             CIBC Mellon Trust Company (the "Warrant Agent")

The  undersigned  transferee  of            Warrants of World Heart  Corporation
hereby (i) acknowledges that such Warrants are subject to the terms, conditions and provisions of a Warrant Indenture made as of September 22, 2003 (the "Indenture") between WorldHeart and the Warrant Agent.

DATED the      day of          ,     .

                                           -------------------------------------
                                           Print Name of Transferee

                                           By:
                                              ----------------------------------
                                              Signature

                                           -------------------------------------
                                           Office or Title

                                           -------------------------------------

                                           -------------------------------------
                                           Address of Transferee

Manner of Delivery

If this Acknowledgement of Transferee is delivered by mail: CIBC Mellon Trust Company, P.O. Box 1036 Adelaide St. Postal Station, Toronto, Ontario M5C 2K4.

If this Acknowledgement of Transferee is delivered by hand or courier: CIBC Mellon Trust Company, 199 Bay Street, Commerce Court West, Securities Level, Toronto Ontario, M5L 1G9. Attention: Courier Window